SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2004

Extended Stay America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13125	36-3996573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Dunbar Street Spartanburg, SC 29306
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 573-1600

N/A
(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition.

On January 27, 2004, Extended Stay America, Inc. issued a Press Release announcing its fourth quarter 2003 earnings and the declaration of a cash dividend of $0.04 per share, payable on February 24, 2004, to stockholders of record on February 9, 2004.  The earnings release is furnished as Exhibit 99.1 to this current report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2004

Extended Stay America, Inc.

	By:	/s/ CORRY W. OAKES, III
Corry W. Oakes, III
President and Chief Operating Officer